Exhibit 99.1

SVB Financial Group Completes Sale of SVB

Capital to Pinegrove Capital Partners

NEWS PROVIDED BY

SVB Financial Group →

Sep 26, 2024, 16:15 ET

SANTA CLARA, Calif., Sept. 26, 2024 /PRNewswire/ — SVB Financial Group today announced that it has completed the sale of its investment platform business, SVB Capital, to affiliates of Pinegrove Capital Partners (“Pinegrove”), backed by evergreen capital from Brookfield Asset Management (“Brookfield”) and Sequoia Heritage.

Under the terms of the agreement, the consideration for the sale included a combination of cash and other economic interests.

MoffettNathanson LLC, a sell-side research business owned by SVB Financial Group, was not included in the transaction and remains part of SVB Financial Group.

Court filings and other information related to the SVB Financial Group’s Chapter 11 proceeding are available on a website administrated by the Company’s claims agent, Kroll, at https://restructuring.ra.kroll.com/svbfg/; or by emailing SVBFGInfo@ra.kroll.com.

Advisors

Centerview Partners LLC is serving as financial advisor, Sullivan & Cromwell LLP is serving as legal counsel and Alvarez & Marsal is serving as the restructuring advisor to SVB Financial Group as debtor-in-possession.

About SVB Financial Group

SVB Financial Group is the holding company for various financial services companies.

Contacts

For SVB Financial Group:

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Eduardo Rovira

212-355-4449

svbmediainquiry@joelefrank.com

For Pinegrove:

Investor and Media Contact

Pinegrove

Dan Allen

dallen@svbcapital.com

SOURCE SVB Financial Group